                            BRANDEN T. BURNINGHAM

                               ATTORNEY AT LAW

                       455 EAST 500 SOUTH, SUITE 205

                         SALT LAKE CITY, UTAH 84111

ADMITTED IN UTAH AND CALIFORNIA                      TELEPHONE: (801) 363-7411

                                                     FACSIMILE: (801) 355-7126

May 3, 2007

Wizzard Software Corporation

5001 Baum Boulevard

Pittsburgh, Pennsylvania 15213

Re:  Wizzard Software Corporation, a Colorado corporation (the "Company")

Ladies and Gentlemen:

     I refer to the Company's Registration Statement on Form SB-2-A2 under the

Securities Act of 1933,(the "Registration Statement"), which will be filed with the Securities and Exchange Commission. The Registration Statement

relates to the registration of approximately 3,741,250 shares of the Company's one mill ($0.001) par value common stock (the "Common Stock"), to be offered and sold by the holders thereof (the "Selling Stockholders").

                              Assumptions

                              -----------

     In rendering the opinion expressed below, I have assumed, with your permission and without independent verification or investigation:

     1.  That all signatures on documents I have examined in connection herewith are genuine and that all items submitted to me as original are authentic and all items submitted to me as copies conform with originals;

     2.  Except for the documents stated herein, there are no documents or agreements between the Company and/or any third parties which would expand or otherwise modify the respective rights and obligations of the parties as set forth in the documents referred to herein or which would have an effect on the opinion;

     3.  That each of the documents referred to constitutes the legal, valid and binding obligation of the party executing the same; and

     4.  That as to all factual matters, each of the representations and warranties contained in the documents referred to herein is true, accurate and complete in all material respects, and the opinion expressed herein is given in reliance thereon.

     I have examined the following documents in connection with this matter:

     1.  Articles of Incorporation of the Company, as amended;

     2.  Bylaws of the Company;

     3.  The Registration Statement; and

     4.  Unanimous Consents of the Company's Board of Directors.

     I have also examined various other documents, books, records, instruments and certificates of public officials, directors, executive officers and agents of the Company, and have made such investigations as I have deemed reasonable,

necessary or prudent under the circumstances.  Also, in rendering this opinion, I have reviewed various statutes and judicial precedence as I have deemed relevant or necessary.

     Based upon my examination mentioned above, and relying on the statements of fact contained in the documents that I have examined, I am of the opinion that the Common Stock, when sold, will be legally issued, fully paid and non-

assessable.

     I hereby consent to the filing of this opinion as Exhibit 5 to the

Registration Statement and the reference to me in the Prospectus under the caption "Interest of Named Experts and Counsel."

                                        Sincerely yours,

                                        /s/ Branden T. Burningham

                                        Branden T. Burningham